EXHIBIT 4.6

                             SUBSCRIPTION AGREEMENT


                           --------------------------

                                Private Offering
                                  of Shares of
                                  Common Stock


     This Subscription Agreement (this "Agreement"), made as of the date set forth below by and among ENGlobal Corporation, a Nevada corporation (the "Company"), Michael L. Burrow and Alliance 2000, Ltd., a Texas limited partnership ("Alliance 2000, Ltd.") (Michael L. Burrow and Alliance 2000, Ltd. being referred to herein as the "Selling Stockholders") and the undersigned (the "Subscriber"), is intended to set forth certain representations, covenants and agreements among the Company, Selling Stockholders and the Subscriber, with respect to the offering (the "Offering") for sale by the Selling Stockholders of shares of Company Common Stock, par value $.001 per share (the "Common Stock"), as described in the Private Placement Memorandum dated September 22, 2005 (the "Memorandum"), a copy of which has been delivered to Subscriber. The Shares are being offered by the Selling Stockholders through Energy Capital Solutions, LLC, as placement agent (the "Placement Agent").

     1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Selling Stockholders the number of shares of Common Stock (the "Shares") set forth under the Subscriber's name on the signature page hereto at a purchase price of $7.00 per share (the "Offering Price"), and the Selling Stockholders agree to sell such Shares to the Subscriber at the Offering Price, subject to the Selling Stockholders' right to sell to the Subscriber such lesser number of Shares as the Selling Stockholders' may, in their sole discretion, deem necessary or desirable.

     2. Delivery of Subscription Amount; Acceptance of Subscription; Delivery of Shares. Subscriber understands and agrees that this subscription is made subject to the following terms and conditions:

     (a) Subscriber understands that separate subscription agreements will be executed with other Subscribers for up to 1,000,000 shares of Common Stock to be sold by the Selling Stockholders in the Offering.

     (b) Subscriber understands that a separate subscription agreement (the "Tontine Subscription Agreement") will be executed between Tontine Capital Partners L.P., a Delaware limited partnership ("Tontine"), and the Company for 2,000,000 shares of Common Stock to be sold by the Company at $7.00 per share. A copy of the Tontine Subscription Agreement can be obtained by Subscriber by sending a written request to the Company at the address set forth in Section 10(b) of this Agreement.

     (c) Subscriber understands that, in addition to the risk factors set forth in the Memorandum, the Company is not able to quantify the impact of Hurricane Rita on its operations or financial condition. Among other matters, the Company will lose billable hours that it would otherwise benefit from until its operations are restored, and the Company's customers may have been impacted as a result of the hurricane in a manner that prevents them from using the Company's services. These factors are likely to have a material adverse impact on the Company's operations and financial results.

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     (d) Contemporaneously with the execution and delivery of this Agreement,
Subscriber shall execute and deliver the Certificate of Accredited Investor Status, and shall submit payment in the form of a wire transfer or a check payable to Alliance 2000, Ltd., as escrow agent, to be held in a non-interest bearing account. Such payment shall be made in immediately available funds in the amount equal to the Offering Price multiplied by the number of Shares for which the Subscriber has subscribed (the "Subscription Amount") in accordance with the Subscription Instructions set forth on Exhibit A hereto.

     (e) The subscription for Shares shall be deemed to be accepted only when this Agreement has been signed by the Company and the Selling Stockholders. The deposit of the Subscription Amount for clearance will not be deemed an acceptance of this Agreement.

     (f) The Selling Stockholders shall have the right to reject this subscription, in whole or in part and shall have the right to allocate Shares among subscribers in any manner they may desire.

     (g) The payment of the Subscription Amount (or, in the case of rejection of a portion of the Subscriber's subscription, the part of the payment relating to such rejected portion) will be returned promptly, without interest, if Subscriber's subscription is rejected in whole or in part or if the Offering is withdrawn or canceled.

     (h) The Placement Agent and the Selling Stockholders may conduct one or more closings of this Offering (each a "Closing") until all 1,000,000 Shares of Common Stock offered hereby are sold.

     (i) The Selling Stockholders may, in their sole discretion, terminate this Offering at any time and reject any subscriptions then in their receipt.

     (j) Certificates representing the Shares purchased will be issued in the name of each Subscriber within 14 days of each Closing.

     (k) The representations and warranties of the Company, Selling Stockholders and Subscriber set forth herein shall be true and correct as of the date that the Selling Stockholders accept this subscription.

     3. Terms of Subscription.

     (a) The subscription period will begin on or about September 20, 2005, and will continue until such time as the Selling Stockholders terminate it in their sole discretion.

     (b) The Placement Agent will receive a fee equal to 3% of proceeds received from sales by the Selling Stockholders. The Company shall pay all expenses in connection with the Offering, except for those expenses that the Placement Agent has agreed either with the Company or with the Selling Stockholders to pay.

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

     (c) If the Subscriber is not a United States citizen, the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Subscriber's subscription and payment for, and his or her continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Subscriber's jurisdiction. The Subscriber shall comply in all respects with all applicable provisions of Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     4. Registration Rights.

     (a) Contemporaneous with the execution and delivery of this Agreement, the Company and Subscriber are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed under certain circumstances to register the resale of the Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     (b) Subscriber acknowledges that it is acquiring the Shares for its own account and for the purpose of investment and not with a view to any distribution or resale thereof within the meaning of the Securities Act. The Subscriber further agrees that it will not sell, assign or transfer the Shares at any time in violation of the Securities Act and acknowledges that, in taking unregistered securities, it must continue to bear the economic risk of its investment for an indefinite period of time because of the fact that the Shares have not been registered under the Securities Act, and further realizes that the Shares cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber also acknowledges that appropriate legends reflecting the status of the Shares under the Securities Act may be placed on the face of the certificates for such shares at the time of their transfer and delivery to the holder thereof.

     (c) The Shares may not be transferred except in a transaction which is in compliance with the Securities Act. Except as provided in the Registration Rights Agreement, it shall be a condition to any such transfer that the Company shall be furnished with an opinion of counsel to the holder of such Shares, reasonably satisfactory to the Company, to the effect that the proposed transfer would be in compliance with the Securities Act.

     5. Representations, Warranties and Convenants of the Subscriber. Subscriber hereby represents, warrants and covenants to the Company and Selling Stockholders as follows:

     (a) Subscriber is purchasing the Shares for its own account, not as a nominee or agent, for investment purposes and not with a present view towards resale, except pursuant to sales exempted from registration under the Securities Act, or registered under the Securities Act as contemplated by the Registration Rights Agreement.

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

     (b) The Subscriber understands that (A) the Shares (1) have not been registered under the Securities Act or any state securities laws, (2) will be transferred in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to the so-called Section "4 1 1/2" exemption, (3) will be transferred in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings and (4) must be held by the Subscriber indefinitely, and (B) the Subscriber must therefore bear the economic risk of such investment indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom. Subscriber further understands that such exemptions depend upon, among other things, the bona fide nature of the investment intent of the Subscriber expressed herein. Pursuant to the foregoing, the Subscriber acknowledges that until such time as the resale of the Shares has been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to an exemption from registration, the certificates representing the Shares acquired by the Subscriber shall bear a restrictive legend substantially as follows (and a stop-transfer order may be placed against transfer of the certificates evidencing such Shares):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) REGISTERED UNDER THE APPLICABLE SECURITIES LAWS OR (II) AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE BOTH REASONABLY SATISFACTORY TO THE COMPANY, HAS BEEN DELIVERED TO THE COMPANY AND SUCH OPINION STATES THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION."

     (c) The Subscriber has knowledge, skill and experience in financial, business and investment matters relating to an investment of this type and is capable of evaluating the merits and risks of such investment and protecting the Subscriber's interest in connection with the acquisition of the Shares. The Subscriber understands that the acquisition of the Shares is a speculative investment and involves substantial risks and that the Subscriber could lose the Subscriber's entire investment in the Shares. Further, the undersigned has carefully read and considered the matters set forth under the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K and in the Memorandum, and has taken full cognizance of and understands all of the risks related to the purchase of the Shares. To the extent deemed necessary by the Subscriber, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of purchasing and owning the Shares. The Subscriber has the ability to bear the economic risks of the Subscriber's investment in the Company, including a complete loss of the investment, and the Subscriber has no need for liquidity in such investment.

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

     (d) The Subscriber has been furnished by the Company all information (or provided access to all information) regarding the business and financial condition of the Company, its expected plans for future business activities, the attributes of the Shares and the merits and risks of an investment in the Shares which the Subscriber has requested or otherwise needs to evaluate the investment in the Company.

     (e) Subscriber is in receipt of and has carefully read and understands the following items (collectively, the "2005 Disclosure Documents"):

          (i) the Memorandum;

          (ii) the Annual Report on Form 10-K of the Company filed with the SEC for the year ended December 31, 2004;

          (iii) the Company's form of Proxy Statement on Schedule 14A filed with the SEC in April 2005;

          (iv) the Quarterly Reports on Form 10-Q of the Company filed with the SEC for the first and second quarters of 2005;

          (v) the Current Reports on Form 8-K of the Company, including the 8-Ks filed with the SEC on January 31, 2005, March 31, 2005 and August 12, 2005; and

          (vi) the Registration Statement on Form S-8 of the Company filed with the SEC on August 24, 2005.

     (f) In making the proposed investment decision, the Subscriber is relying solely on investigations made by the Subscriber and the Subscriber's representatives. The offer to sell the Shares was communicated to the Subscriber in such a manner that the Subscriber was able to ask questions of and receive answers from the management of the Company concerning the terms and conditions of the proposed transaction and that at no time was the Subscriber presented with or solicited by or through any advertisement, article, leaflet, public promotional meeting, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or any other form of general or public advertising or solicitation.

     (g) The Subscriber acknowledges that the Subscriber has been advised that:

          (i) The Shares offered hereby have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of any representations by the Company or the Selling Stockholders. Any representation to the contrary is a criminal offense.

          (ii) In making an investment decision, the Subscriber must rely on its own examination of the Company and the terms of the Offering, including the merits and risks involved. The Shares have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation. Any representation to the contrary is a criminal offense.

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

          (iii) The Shares will be "restricted securities" within the meaning of Rule 144 under the Securities Act, are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom. The Subscriber is aware that the Subscriber may be required to bear the financial risks of this investment for an indefinite period of time.

     (h) The Subscriber agrees to furnish the Selling Stockholders with such other information as the Selling Stockholders may reasonably request in order to verify the accuracy of the information contained herein and agrees to notify the Selling Stockholders immediately of any material change in the information provided herein that occurs prior to the acceptance of this Agreement by the Selling Stockholders.

     (i) The Subscriber further represents and warrants that the Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, and Subscriber has executed the Certificate of Accredited Investor Status, attached hereto as Exhibit C.

     (j) As of the date of this Agreement the Subscriber and its affiliates do not have, and during the 30 day period prior to the date of this Agreement the Subscriber and its affiliates have not entered into, any "put equivalent position" as such term is defined in Rule 16a-1 of under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or short sale positions with respect to the Common Stock of the Company. In addition, the Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

     (k) If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

     (l) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity (an "Entity"): (i) such Entity has the full legal right and power and all authority and approval required (a) to execute and deliver, or authorize execution and delivery of, this Agreement and all other instruments executed and delivered by or on behalf of such Entity in connection with the purchase of the Shares, (b) to delegate authority pursuant to power of attorney and (c) to purchase and hold such Shares, (ii) the signature of the party signing on behalf of such Entity is binding upon such Entity; and (iii) such Entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information substantiating such individual qualification.

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     (m) If the Subscriber is a retirement plan or is investing on behalf of a retirement plan, the Subscriber acknowledges that investment in the Common Stock poses additional risks including the inability to use losses generated by an investment in the Common Stock to offset taxable income.

     (n) The Subscriber understands and confirms that the Company and Selling Stockholders will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents (as defined herein). All representations and warranties provided to the Company and Selling Stockholders furnished by or on behalf of the Subscriber, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     6. Representations, Warranties and Covenants of the Company. Except as set forth in the Company's Disclosure Schedule attached hereto, the Company represents and warrants to the Subscriber as follows:

     (a) The Company has no subsidiaries other than the following: ENGlobal Corporate Services, Inc., a Texas corporation, ENGlobal Constant Power, Inc., a Texas corporation, ENGlobal Engineering, Inc., a Texas corporation, ENGlobal Systems, Inc., a Texas corporation, ENGlobal Construction Resources, Inc., a Texas corporation, RPM Engineering, Inc., d/b/a ENGlobal Engineering, Inc., a Louisiana corporation, ENGlobal Automation Group, Inc., a Texas corporation, ENGlobal Canada ULC, a Novia Scotia unlimited liability company, ENGlobal Design Group, Inc., a Texas corporation, and Thermaire, Inc., a Texas corporation, PEI Investments JV, a Texas joint venture, and EPIC ENGlobal, LLC, a Texas limited liability company (collectively, the "Subsidiaries"). The Company and each of its Subsidiaries is a corporation, limited partnership, limited liability company or unlimited liability duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with corporate or limited partnership power and authority to own, lease, use and operate its properties and to carry on its business as now operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or limited partnership to do business and is in good standing in each jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have any material adverse effect on the business, operations, assets, financial condition or prospects of the Company (a "Material Adverse Effect").

     (b) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Registrations Rights Agreement, and each of the other documents contemplated by this Agreement (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby, in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company. This Agreement and each of the other Transaction Documents will constitute upon execution and

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

delivery by the Company, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

     (c) As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, of which 23,966,283 shares are issued and outstanding, and 652,377 shares are held by the Company as treasury shares, and 2,265,167 shares of preferred stock, $.001 par value, all of which are designated as Series A redeemable convertible preferred stock, and none of which are outstanding. All outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, the Company had outstanding options to purchase 1,399,355 shares of Common Stock, as well as 2,086,769 shares of Common Stock that may be issued under its Employee Stock Purchase Plan. As of the date of this Agreement, except to the extent described in the preceding sentence and Schedule 6(c) attached hereto [Alliance 2000 options], (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock, and (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement. Except as may be described in any documents which have been publicly filed by any of the Company's stockholders, to the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

     (d) The execution, delivery and performance of this Agreement and each of the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of any provision of the Restated Articles of Incorporation, as amended, of the Company or the bylaws, as amended, of the Company, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any federal, state, local, municipal, foreign, international, multinational or other law, rule, regulation, order, judgment, decree, ordinance, policy or directive, including those entered, issued, made, rendered or required by any court, administrative or other governmental body, agency or authority, or any arbitrator (collectively, a "Legal Requirement") applicable to the Company or any of its

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Subsidiaries or by which any property or asset of the Company or any of its
Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate or Articles of Incorporation, bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time would result in a default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except with respect to any additional listing applications and other filings related to the listing of the Shares to be filed with the American Stock Exchange as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents. All consents, authorizations, orders, filings and registrations that the Company is required to effect or obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     (e) Since December 31, 2003, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Act and the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"), or has timely filed for a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (f) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, year end adjustments or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then

                                       9
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ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (x) liabilities incurred in the ordinary course of business subsequent to December 31, 2004, and (y) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or taken in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     (g) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act). Such disclosure controls and procedures: (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known the Company's chief executive officer and its chief financial officer by others within those entities, particularly during the periods in which the Company's reports and filings under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the most recent annual period reported to the SEC, and (iii) are effective to perform the functions for which they were established.

     (h) Except with respect to the transactions contemplated hereby and by each of the other Transaction Documents and except as disclosed in the 2005 Disclosure Documents or has been disclosed in any public disclosure as defined in Section 101(e) of Regulations FD promulgated under the Exchange Act, since December 31, 2004,: (i) the Company and each of its Subsidiaries has conducted its business only in the ordinary course, consistent with past practice, and since that date, no changes have occurred which would reasonably be expected to have a Material Adverse Effect; and (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected on the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC.

     (i) There is no Action pending or, to the knowledge of the Company or any of its Subsidiaries, overtly threatened against or affecting the Company or any of its Subsidiaries that (i) adversely affects or challenges the legality, validity or enforceability of the Agreement, or (ii) would, if there were an unfavorable decision, have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act. As used in this Agreement, "Action" means any action, suit claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation against or affecting the Company, any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), public board, stock market, stock exchange or trading facility.

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

     (j) To the Company's knowledge, the Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, copyrights, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, to the Company's knowledge, as presently contemplated to be operated in the future); there is no claim or Action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated and to the Company's knowledge, the Company's or its Subsidiaries' current products and processes do not infringe on any Intellectual Property or other rights held by any person, except where any such infringement would not reasonably be expected to have a Material Adverse Effect.

     (k) The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

     (l) The Company and each of its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, "Permits"), except when the failure to have same would not result in a Material Adverse Effect, and would not prohibit or otherwise materially interfere with the ability of the Company to continue business in the ordinary course or perform its obligations under this Agreement and under its other material agreements. There is no Action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     (m) Since December 31, 2004, except as set forth in any document filed with the SEC, and except with respect to comments received from the SEC to the Company's Annual Report on Form 10-K for the period ended December 31, 2004, which are described in the Disclosure Schedule hereto, no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time): (i) may constitute or result in a violation by the Company or any of its Subsidiaries, or a failure on the part of the Company or its Subsidiaries to comply with, any Legal Requirement; or (ii) may give rise to any obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice or other communication from any regulatory authority or any other person, nor does the Company have any knowledge regarding: (x) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (y) any actual, alleged, possible or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement, except in either case that would not reasonably be expected to have a Material Adverse Effect.

     (n) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable to it. The Company will become subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 as of December 31, 2005, if its public float on June 30, 2005 is $75,000,000 or more.

     (o) The Company is, and has reason to believe that for the foreseeable future it will continue to be, in compliance with all applicable rules of the American Stock Exchange, including all listing and corporate governance requirements. The Company has not, at any time since December 31, 2004, received notice from the American Stock Exchange that the Company is not in compliance with the listing or maintenance requirements thereof.

     (p) "Environmental Laws" shall mean, collectively, all Legal Requirements, including any federal, state, local or foreign statute, laws, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Except for such matters as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have complied and are in compliance with all applicable Environmental Laws; (ii) without limiting the generality of the foregoing, the Company and its Subsidiaries have obtained, have complied, and are in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of their respective facilities and the operation of their respective businesses;
(iii) none of the Company or its Subsidiaries has received any written notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (including fines, penalties, costs and expenses), including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities arising under Environmental Laws, nor, to the knowledge of the Company is there any factual basis therefore; (iv) there are no underground storage tanks, polychlorinated biphenyls, urea formaldehyde or other hazardous substances (other than small quantities of hazardous substances for use in the ordinary course of the operation of the Company's and its Subsidiaries' respective businesses, which are stored and maintained in accordance and in compliance with all applicable Environmental Laws), in, on, over, under or at any real property owned or operated by the Company and/or its Subsidiaries; (v) there are no conditions existing at any real property or with respect to the Company or any of its Subsidiaries that require remedial or corrective action, removal, monitoring or closure pursuant to the Environmental Laws and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has contractually, by operation of law, or otherwise amended or succeeded to any liabilities arising under any Environmental Laws of any predecessors or any other Person.

     (q) Except for any lien for current taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings, the Company and its Subsidiaries have good and marketable title to all real property and all personal property owned by them which is material to the business of the Company and its Subsidiaries. Any leases of real property and facilities of the Company and its Subsidiaries are valid and effective in accordance with their respective terms, except as would not have a Material Adverse Effect.

     (r) Except pursuant to the Registration Rights Agreement (including the Registration Rights Agreement to be entered into with Tontine) effective upon the Closing, neither the Company nor any Subsidiary is currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company or any Subsidiary registered with the SEC or registered or qualified with any other governmental authority.

     (s) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which, to the knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act. The Company is eligible to register its Common Stock for resale under Form S-3 promulgated under the Securities Act.

     (t) No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company that has, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (u) Except as set forth in the SEC Documents, none of the officers or directors of the Company, and to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction or agreement with the Company (other than for services as employees, officers and directors) exceeding $60,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     (v) The Company and its Subsidiaries have insurance policies in full force and effect of a type, covering such risks and in such amounts, and having such deductibles and exclusions as are customary for conducting businesses and owing assets similar in nature and scope to those of the Company and its Subsidiaries. The amounts of all such insurance policies and the risks covered thereby are in accordance in all material respects with all material contracts and agreements to which the Company and/or its Subsidiaries is a party and with all applicable Legal Requirements. With respect to each such insurance policy: (i) the policy is valid, outstanding and enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors' rights generally, equitable limitations on the availability of specific remedies and principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); (ii) neither the Company nor any of its Subsidiaries is in breach or default with respect to its obligations thereunder in any material respect; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.

     (w) The Company will file with the SEC a Form 8-K disclosing the Offering within two (2) business days of the final Closing of the Offering and attach the relevant agreements to either such Form 8-K or the Company's Report on Form 10-Q for the quarter ended September 30, 2005.

     (x) The Company understands and confirms that the Subscriber will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents. All representations and warranties provided to the Subscriber including the disclosures in the Company's disclosure schedules attached hereto furnished by or on behalf of the Company, taken as a whole are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     7. Representations, Warranties and Covenants of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to the Subscriber as follows:

     (a) This Agreement constitutes a valid and legally binding obligation of the Selling Stockholder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained herein may be limited by applicable federal or state securities laws.

     (b) Selling Stockholder holds good and marketable title to all of the Shares to be sold by the Selling Stockholder under this Agreement, free and clear of any liens, encumbrances, claims, security interests or other restrictions. There are no claims pending or, to the Selling Stockholder's knowledge, threatened against the Selling Stockholder that concern or affect title to any of the Shares to be sold by the Selling Stockholder under this Agreement, or that seek to compel the transfer of such Shares.

     (c) There is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Selling Stockholder, overtly threatened against the Selling Stockholder wherein an unfavorable decision, ruling or finding would reasonably be expected to adversely affect the validity or enforceability of, or the authority or ability of the Selling Stockholder to perform its obligations under this Agreement.

     (d) Other than its arrangement with the Placement Agent, which has been disclosed to the Subscriber, the Selling Stockholder has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

     (e) The Selling Stockholders represent and warrant that they are not in possession of any material non-public information concerning the Company.

     (f) The Selling Stockholder agrees that, during the period beginning on the date 14 days prior to the date on which any registration statement filed pursuant to the Registration Rights Agreement is declared effective under the Securities Act (the "Effective Date"), and continuing to and including the date 90 days after the Effective Date, the Selling Stockholder will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the Selling Stockholder (including holding as a custodian) or with respect to which the Selling Stockholder has beneficial ownership within the rules and regulations of the SEC.

     (g) The Selling Stockholder understands and confirms that the Subscriber will rely on the representations and covenants contained herein in effecting the transactions contemplated by this Agreement and the other Transaction Documents. All representations and warranties provided to the Subscriber furnished by or on behalf of the Selling Stockholder, taken as a whole, are true and correct and do not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     8. Understandings. The Subscriber understands, acknowledges and agrees with the Company and the Selling Stockholders as follows:

     (a) This Subscription may be rejected, in whole or in part, by the Selling Stockholders in their sole and absolute discretion, at any time before the Closing, notwithstanding prior receipt by the undersigned of notice of acceptance of the undersigned's Subscription. The Selling Stockholders may terminate this Offering at any time in their sole and absolute discretion. The execution of this Agreement or solicitation of the investment contemplated hereby, shall create no obligation of the Selling Stockholders to accept any subscription or complete the Offering.

     (b) Except as set forth in Section 8(a) above, the Subscriber hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder, and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

     (c) No federal or state agency has made any finding or determination as to the accuracy or adequacy of the Memorandum or as to the suitability of this offering for investment nor any recommendation or endorsement of the Shares.

     (d) The Offering is intended to be exempt from registration under the so-called Section "4 1 1/2" exemption under the Securities Act, which is dependent upon the truth, completeness and accuracy of the statements made by the Subscriber herein.

     (e) There is only a limited public market for the Common Stock. There can be no assurance that the Subscriber will be able to sell or dispose of the Shares. It is understood that in order not to jeopardize the Offering's exempt status under the Section "4 1 1/2" exemption, any transferee will, at a minimum, be required to fulfill the investor suitability requirements thereunder.

     (f) The representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on and as of the date of the Closing of the sale of the Shares as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Shares.

     9. Survival; Indemnification. All representations, warranties and covenants contained in this Agreement and the indemnification contained in this Section 9 shall survive (i) the acceptance of this Agreement by the Selling Stockholders,
(ii) changes in the transactions, documents and instruments described herein which are not material or which are to the benefit of Subscriber, and (iii) the death or disability of Subscriber or the Selling Stockholders. Subscriber acknowledges the meaning and legal consequences of the representations, warranties and covenants in Section 5 hereof and that the Selling Stockholders and the Company have relied upon such representations, warranties and covenants in determining Subscriber's qualification and suitability to purchase the Shares. Each party to this Agreement agrees to indemnify, defend and hold harmless the other parties, and their respective officers, directors, employees, agents and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorneys' fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from the untruth of any representation of the indemnifying party herein or the breach of any warranty or covenant herein by the indemnifying party. Notwithstanding the foregoing, however, no representation, warranty, covenant or acknowledgment made herein by Subscriber shall in any manner be deemed to constitute a waiver of any rights granted to it under the Securities Act or state securities laws.

     10. Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     (a) if to the Selling Stockholders, to the following address:


                  William A. Coskey, P.E. c/o
                  ENGlobal Corporation
                  654 N. Sam Houston Pkwy. E
                  Suite 400
                  Houston, Texas  77060-5914
                  (281) 878-1010

                  Michael L. Burrow, P.E. c/o
                  ENGlobal Corporation
                  P. O. Box 20397
                  Beaumont, Texas  77720-2420

     (b) if to the Company, to the following address:

                  ENGlobal Corporation
                  654 N. Sam Houston Pkwy. E
                  Suite 400
                  Houston, Texas  77060-5914
                  (281) 878-1010 Attn: William A. Coskey (281) 878-1010

     (c) if to Subscriber, to the address set forth on the signature page hereto.

     (d) or at such other address as any party shall have specified by notice in writing to the others.

     11. Notification of Changes. Subscriber agrees and covenants to notify the Selling Stockholders immediately upon the occurrence of any event prior to the consummation of this Offering that would cause any representation, warranty, covenant or other statement contained in this Agreement to be false or incorrect or of any change in any statement made herein occurring prior to the consummation of this Offering.

     12. Assignability. This Agreement is not assignable by the Subscriber, and may not be modified, waived or terminated except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or termination is sought.

     13. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns, and the agreements, representations, warranties and acknowledgments contained herein shall be deemed to be made by and be binding upon such heirs, executors, administrators, successors, legal representatives and assigns.

     14. Obligations Irrevocable. The obligations of the Subscriber shall be irrevocable, except with the consent of the Selling Stockholders, until the consummation or termination of the Offering.

     15. Entire Agreement. This Agreement constitutes the entire agreement of the Subscriber, the Company and the Selling Stockholders relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than Nevada.

     17. Severability. If any provision of this Agreement or the application thereof to Subscriber or any circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other subscriptions or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     18. Construction. The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The rule of construction that an agreement shall be construed strictly against the drafter shall not apply to this Agreement.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     20. Counsel. Subscriber hereby acknowledges that the Company, the Selling Stockholders and their counsel, _________________, represent the interests of the Company and the Selling Stockholders and not those of the Subscriber in any agreement (including this Agreement) to which the Company or the Selling Stockholders are a party.



                           [Signature Page to follow]

     IN WITNESS WHEREOF, Subscriber has executed this Subscription Agreement as of __________ __, 2005.

                                                SUBSCRIBER


                                                ________________________________

                                                Number of Shares: ______________
                                                Offering Price per Share: $_____
                                                Subscription Amount:  $_________


                                                By:  ___________________________
                                                Name:___________________________
                                                Title:__________________________
                                                Address:  ______________________
                                                ________________________________
                                                ________________________________

     IN WITNESS WHEREOF, the Company has executed this Subscription Agreement as of __________ __, 2005.




                                                ENGLOBAL CORPORATION
                                                a Nevada corporation



                                                By:_____________________________
                                                   Name:
                                                   Title:

     Michael L. Burrow hereby accepts the foregoing subscription subject to the terms and conditions hereof as of ____________ __, 2005.


                                                ________________________________
                                                Michael L. Burrow

     Alliance 2000, Ltd. hereby accepts the foregoing subscription subject to the terms and conditions hereof as of ____________ __, 2005.


                                                ALLIANCE 2000, LTD.
                                                a Texas limited partnership


                                                By:_____________________________
                                                   Name: William A. Coskey, its
                                                         General Partner

                                                                       Exhibit A
                                                                       ---------

                            SUBSCRIPTION INSTRUCTIONS

     (1) If you are subscribing for the purchase of Shares, please date and sign the signature page to this Subscription Agreement in the applicable spaces. Please signify the amount of Shares you are purchasing by inserting such amount in the space provided for on the signature page to the Agreement.

     (2) Complete and sign the accompanying Accredited Investor Certificate.

     (3) Send all completed documents to:

         ________________________, Escrow Agent
         ________________________
         ________________________
         Attn:    _______________
         Telephone: (___) __________

     (4) Submit a check made payable to ______________________, as escrow agent, to the address below or transmit funds via wire to the following account of__________________________.

         [        ]
         [        ]
         [        ]
         [        ]
         ABA ________________________
         Acct # _______________________

in either case in an amount equal to the number of shares you are purchasing multiplied by the Offering Price.

ATTENTION SUBSCRIBERS: NO SUBSCRIPTION WILL BE ACCEPTED UNLESS ALL DOCUMENTATION PRESCRIBED HEREIN IS FULLY COMPLETED AND EXECUTED. ANY MATERIALS RECEIVED THAT ARE INCOMPLETE IN ANY RESPECT WILL BE RETURNED BY THE ESCROW AGENT, UPON RECEIPT OF INSTRUCTIONS BY THE COMPANY.

                                                                       Exhibit B
                                                                       ---------

                          REGISTRATION RIGHTS AGREEMENT

                                                                       Exhibit C
                                                                       ---------

                    CERTIFICATE OF ACCREDITED INVESTOR STATUS

     Except as may be indicated by the undersigned below, the undersigned is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned has checked the box below indicating the basis on which he is representing his status as an "accredited investor":

[ ] a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are "accredited investors";

[ ] a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

[ ] an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

[ ] a natural person whose individual net worth, or joint net worth with the undersigned's spouse, at the time of this purchase exceeds $1,000,000;

[ ] a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ] a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

[ ] an entity in which all of the equity holders are "accredited investors" by virtue of their meeting one or more of the above standards; or

[ ]  an individual who is a director or executive officer of ENGlobal
     Corporation.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status effective as of the __ day of ___________, 2005.



                                           __________________________________
                                           Name of Subscriber

                                           By: ________________________
                                           Name: ______________________
                                           Title: _____________________